EXHIBIT 99.1

GOLDEN PATRIOT CORP.
(the "Company")

PRESS RELEASE

NEWS RELEASE

FOR IMMEDIATE RELEASE
November 30th, 2010
Calgary, AB
Contact: Michael Gelmon 1-310-909-4607

GOLDEN PATRIOT CORP.ANNOUNCES IT IS LOOKING TO ACQUIRE AND FINANCE NEW BUSINESS OPPORTUNITIES

Calgary, AB – (Newsfile) Golden Patriot Corp (GPTC) announced that it is moving forward with its acquisition plan and is currently reviewing various business opportunities. The Board has also given approval to examine financing options for any such acquisition.

About Golden Patriot:

Golden Patriot Corp is a publicly traded holding company focused on investing in and building a network of operating subsidiaries engaged in various innovative businesses.

This Press Release contains or incorporates by reference forward looking statements including certain information with respect to plans and strategies of Golden Patriot Corp. For this purpose, any statements contained herein or incorporated herein by references that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words “believes”, “suggests”, “anticipates”, “plans”, “expects”, and similar expressions are intended to identify forward looking statements. There are a number of events or actual results of Golden Patriot Corp. operations that could differ materially from those indicated by such forward looking statements.

Dated	November 30th, 2010
Print name	Michael Gelmon
Address	#207, 5005 Elbow Drive
Calgary, AB Canada T2S 2T6

Signature	/s/: Michael Gelmon